As filed with the Securities and Exchange Commission on August __, 1998

                                      Registration Statement No. 333-___________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -----------------------------------------

                                   F 0 R M  S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   -----------------------------------------

                              THE JUDGE GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Pennsylvania                                   23-172661
-------------------------------                      -------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)


                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004
                                 (610) 667-7700
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              THE JUDGE GROUP, INC.
                         1996 Incentive Stock Option and
                         Non-Qualified Stock Option Plan
            For Key Employees and Non-Employee Directors, as amended

                      Non-Qualified Stock Option Agreement,
                       dated as of April 17, 1997, between
                     The Judge Group, Inc. and James C. Hahn

                      Non-Qualified Stock Option Agreement,
                       Dated as of April 17, 1997, between
                 The Judge Group, Inc. and Randolph J. Angermann

                            (Full title of the plans)

                          Amy Feldman, General Counsel
                              The Judge Group, Inc.
                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (610) 667-7700
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                           F. Douglas Raymond, Esquire
                           Drinker Biddle & Reath LLP
                                    Suite 300
                              1000 Westlakes Drive
                              Berwyn, PA 19312-2409

                         CALCULATION OF REGISTRATION FEE




Title of each class                               Proposed maximum       Proposed maximum
of Securities to be          Amount to be        offering price per     aggregate offering          Amount of
     registered             registered (1)            share (2)              price (2)          registration fee
-------------------         --------------       ------------------     ------------------      ----------------

Common Stock
($.01 par value)              1,395,750              $7.500               $10,468,125.00         $3,088.10
                              2,124,250              $3.40625             $ 7,235,726.56         $2,134.54
        TOTAL                 3,520,000                                   $17,703,851,56         $5,222.64



(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the highest price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $3.40625, the average of the high and low prices for the common stock reported on the NASDAQ National Market System on August 4, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents which have been filed by The Judge Group, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

        (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

        (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

        (c) the Company's Current Report on Form 8-K dated March 5, 1998;

        (d) the description of the Company's common stock, par value $.01 per share (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-0021963) dated January 13, 1997, filed with the Securities and Exchange Commission, as amended; and

        (e) all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the Company's most recent fiscal year.

        All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable because the Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), sets forth the applicable standard of care for directors and officers. Section 1712 further provides that, in performing their duties, directors may rely in good faith on certain information, material and statements provided by officers of a corporation, certain professionals or experts and committees of the board upon which the director does not serve and that officers shall not be liable if they perform their duties in accordance with the applicable standard of care. Section 1713 of the BCL allows for a corporation's by-laws to provide that a director shall not be personally liable for any action taken unless the director has breached the applicable standard of care and such breach constituted self-dealing, willful misconduct or recklessness.

        Section 1741 of the BCL permits a corporation to indemnify its officers and directors for any expenses, judgments, fines and settlement amounts paid or incurred in the defense of third-party actions provided such individuals have met their applicable standard of care. Section 1743 of the BCL requires a corporation to indemnify its directors and officers for their expenses incurred in the successful defense of any third-party or derivative action.

        The Company's Articles of Incorporation provide that no director or officer of the Company shall be personally liable for monetary damages except to the extent that by law a director's or officer's liability for monetary damages may not be limited. The effect of this provision is to prevent the Company and its shareholders (through shareholder derivative suits on behalf of the Company) from recovering monetary damages against a director for breach of certain fiduciary duties as a director (including breaches resulting from grossly negligent conduct). This provision does not, however, exonerate the directors from liability (i) pursuant to any criminal statute, (ii) for the payment of taxes pursuant to federal, state or local law, or (iii) for self-dealing, willful misconduct or recklessness.

        The By-laws of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law. Applicable law permits indemnification for all matters (including those asserted in derivative actions) except for those determined by a court to have constituted willful misconduct or recklessness. The Registrant has obtained directors' and officers' liability insurance.

        Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.


Item 7. Exemption from Registration Claimed.

        No restricted securities are being reoffered or resold pursuant to this Registration Statement.


Item 8. Exhibits.

4.1 The Judge Group, Inc. 1996 Stock Option and Non-Qualified Stock Option Plan For Key Employees and Non-Employee Directors, as amended and restated effective June 9, 1998.

4.2 Non-Qualified Stock Option Agreement, dated as of April 17, 1997, between The Judge Group, Inc. and James C. Hahn (incorporated by reference from Exhibit 10.11 of the Company's Annual Report on Form 10-k, as amended, for the fiscal year ended December 31, 1997.

4.3 Non-Qualified Stock Option Agreement, dated as of April 17, 1997, between The Judge Group, Inc. and Randolph J. Angermann (incorporated by reference from Exhibit 10.12 of the Company's Annual Report on Form 10-k, as amended, for the fiscal year ended December 31, 1997.

5       Opinion of Drinker Biddle & Reath LLP.

23.1    Consent of Rudolph Palitz LLP.

23.2    Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

25      Powers of Attorney (See Signature Page).


Item 9. Undertakings

     1. Undertakings Required by Regulation S-K Item 512(a)

        The undersigned Registrant hereby undertakes as follows:

        (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Undertakings Required by Regulation S-K Item 512(b).

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Undertakings Required by Regulation S-K Item 512(h).

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bala Cynwyd, Commonwealth of Pennsylvania, on August 5, 1998.

                                               THE JUDGE GROUP, INC.


                                               By:/s/ Martin E. Judge, Jr.
                                                  ------------------------------
                                                      Martin E. Judge, Jr.
                                                      Chairman of the Board, and
                                                      Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin E. Judge, Jr. and Frank Barrett, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                   Title                        Date
         ---------                   -----                        ----
/s/ Martin E. Judge, Jr.     Chairman of the Board,           August 5, 1998
--------------------------   and Chief Executive Officer,
    Martin E. Judge, Jr.     (Principal Executive Officer)


/s/ Frank Barrett            Chief Financial Officer          August 5, 1998
--------------------------   and Treasurer
    Frank Barrett            (Principal Financial and
                             Accounting Officer)


/s/ Michael A. Dunn          Executive Vice President         August 5, 1998
--------------------------   and Director
    Michael A. Dunn

/s/ Richard T. Furlano       President and Director           August 5, 1998
--------------------------
    Richard T. Furlano

/s/ Randolph J. Angermann    Director                         August 5, 1998
--------------------------
    Randolph J. Angermann

/s/ James C. Hahn            Director                         August 5, 1998
--------------------------
    James C. Hahn

                                  EXHIBIT INDEX


Exhibit No.                         Description                                           Page
-----------                         -----------                                           ----
4.1          The Judge Group, Inc. 1996 Stock Option and Non-Qualified Stock
             Option Plan For Key Employees and Non-Employee Directors, as
             amended and restated effective June 9, 1998.

4.2 Non-Qualified Stock Option Agreement, dated as of April 17, 1997, between The Judge Group, Inc. and James C. Hahn (incorporated by reference from Exhibit 10.11 of the Company's Annual Report on Form
             10-k, as amended, for the fiscal year ended December 31, 1997.

4.3 Non-Qualified Stock Option Agreement, dated as of April 17, 1997, between The Judge Group, Inc. and Randolph J. Angermann
             (incorporated by reference from Exhibit 10.12 of the Company's
             Annual Report on Form 10-k, as amended, for the fiscal year ended
             December 31, 1997.


5            Opinion of Drinker Biddle & Reath LLP.


23.1         Consent of Rudolph Palitz LLP.


23.2         Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).


25           Powers of Attorney (See Signature Page).


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